Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TransUnion Holding Company, Inc. 2012 Management Equity Plan of TransUnion of our report dated March 25, 2015, with respect consolidated financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia and Subsidiary, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities Exchange Commission.

Mancera, S.C.
A member practice of
Ernst & Young Global Limited
/s/ C.P.C. Jorge M. Senties
Mexico City, Mexico
September 23, 2015